Exhibit 10.46

HEARTLAND PAYMENT SYSTEMS, INC.

2008 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT

Grantee Name: [                                         ]

Pursuant to the terms of the Heartland Payment Systems, Inc. 2008 Equity Incentive Plan (the “Plan”), you have been granted Restricted Stock Units (“RSUs”) of Heartland Payment Systems, Inc. (the “ Company “) upon the terms and conditions set forth herein and in the Restricted Stock Unit Agreement (the “Agreement”) which is attached hereto:

Number of RSUs Granted:	[ ]

Date of Grant:	[ ]

Vesting Commencement Date:	[ ]

Vesting/Payment Schedule:

So long as you are in Continuous Service status with the Company (as defined in the Plan), the RSUs shall vest and the Shares underlying such RSUs shall be paid pursuant to Section 4 of the Agreement in accordance with the following schedule:

[                    ]

[                    ]

Transferability:	The RSUs granted hereunder may not be transferred.

No Employment or Service Contract. In addition, you agree and acknowledge that your rights to the RSUs (and any Shares to be issued to you upon vesting of the RSUs) will be earned only as you provide services to the Company over time, that the grant of the RSUs is not as consideration for services you rendered to the Company prior to your Vesting Commencement Date, and that nothing in this Notice or the attached Plan or Agreement shall confer upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without Cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, the attached Agreement or the Plan.

By your signature and the signature of the Company’s representative below, you and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan and the Agreement, both of which are attached and made a part of this document. You further acknowledge receipt of a copy of the Plan and the Agreement, represent that you have read and are familiar with their provisions, and hereby accept the RSUs subject to all of their terms and conditions.

HEARTLAND PAYMENT SYSTEMS, INC.

By:
Name:
Title:

This award of RSUs is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address:

CIRCULAR 230 DISCLOSURE: To ensure compliance with requirements imposed by the IRS, we inform you that any tax advice contained in this communication (including any attachments) (i) was not intended or written to be used, and cannot be used, for the purpose of avoiding any tax penalties and (ii) was not written to promote, market or recommend the transaction or matter addressed in the communication. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

HEARTLAND PAYMENT SYSTEMS, INC.

2008 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1. Grant of RSUs. Heartland Payment Systems, Inc., a Delaware corporation (the “Company”), hereby grants to [                                         ] (the “Grantee”), the total number of Restricted Stock Units (“RSUs”) set forth in the Notice of Restricted Stock Unit Grant (the “Notice”), subject to the terms, definitions and provisions of the Heartland Payment Systems, Inc. 2008 Equity Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2. Restrictions and Conditions. Prior to the vesting of the RSUs as described in the Notice, the Grantee shall have no rights in the RSUs except as specifically provided herein.

(a) No Voting Rights or Dividends. Until such time as the RSUs are paid to the Grantee in Shares, the Grantee shall have no voting rights and shall not be entitled to payment or accrual of any dividends, Dividend Equivalents or other distributions with respect to the RSUs or the Shares underlying the RSUs.

(b) Restrictions on Transfer. The RSUs granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated and any such attempt to transfer any RSU will not be honored.

3. Vesting of RSUs. The RSUs shall vest pursuant to the vesting schedule set forth in the Notice, so long as the Grantee remains in Continuous Service status with the Company through each such vesting date. The Grantee’s rights to all RSUs granted herein and not yet vested in accordance with the provisions of the Notice shall automatically terminate upon the Grantee’s termination of Continuous Service status with the Company, whether voluntarily or involuntarily, for any reason or no reason. Notwithstanding anything to the contrary contained herein, if Grantee’s Continuous Service status with the Company ceases (i) by reason of his death, or (ii) because of his Disability, then all outstanding RSUs granted pursuant to this Agreement shall immediately become vested in full in accordance with the Plan.

4. Receipt of Shares Upon Vesting. As soon as practicable following the vesting of the RSUs as set forth in the Notice (but in no event later than 30 days following the applicable vesting date), the Grantee shall receive one Share for each vested RSU. Shares to be acquired pursuant to this Award shall be issued and delivered to the Grantee either in actual stock certificates or by electronic book entry, subject to tax withholding as provided in Paragraph 6, below.

5. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

6. Tax Consequences. The Company has not provided any tax advice with respect to the RSUs or the disposition of the Shares. The Grantee should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, payment, assignment, release, settlement, cancellation or any other disposition of the RSUs (each, a “Trigger Event”) and on any subsequent sale or disposition of the Shares. The Grantee should also take advice in respect of the taxation indemnity provisions under Section 8 below. The Grantee shall, not later than the date as of which the receipt of any RSU becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued, or (ii) transferring to the Company, a number of Shares with an aggregate Fair Market Value that would satisfy the withholding amount due.

7. Data Protection.

(a) To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about the Grantee and to transfer this data to certain third parties such as brokers with whom the Grantee may elect to deposit any share capital under the Plan. The Grantee consents to the Company (or its payroll administrators) collecting, holding and processing the Grantee’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

(b) The Grantee understands that the Grantee may, at any time, view the Grantee’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer the Grantee’s involvement in the Plan in a timely fashion or at all and this may be detrimental to the Grantee.

8. Grantee’s Taxation Indemnity.

(a) To the extent permitted by law, the Grantee hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of the Grantee’s country or citizenship and/or residence to the extent arising from a Trigger Event or arising out of the acquisition, retention and disposition of the Shares.

(b) The Company shall not be obliged to allot and issue any of the Shares or any interest in the Shares unless and until the Grantee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has for any amount of, or representing, income tax or any other tax arising from a Trigger Event (the “RSU Tax Liability”), or the Grantee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any RSU Tax Liability will be recovered from the Grantee within such period as the Company may then determine.

9. Miscellaneous.

(a) This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of law.

(b) The Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the terms of this award of RSUs), and hereby accepts the RSUs and agrees to be bound by the contractual terms as set forth herein and in the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to the RSUs. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. This Agreement, the Notice and the Plan, constitute the entire agreement between the Grantee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

(c) The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

GRANTEE	HEARTLAND PAYMENT SYSTEMS, INC.

By:
(Signature)

Name:

(Printed Name)	Title:

Dated:

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